                       REVOLVING LIQUIDITY NOTE AGREEMENT






                   TOYOTA AUTO RECEIVABLES 2003-B OWNER TRUST
                                    as Issuer

                                       and


                         TOYOTA MOTOR CREDIT CORPORATION
                                as Initial Holder




                         Dated as of September 18, 2003

         REVOLVING LIQUIDITY NOTE AGREEMENT (this "Agreement") dated as of September 18, 2003 (this "Agreement"), by and between TOYOTA AUTO RECEIVABLES 2003-B OWNER TRUST, a Delaware statutory trust, as issuer (the "Issuer") of the revolving liquidity note (the "Revolving Liquidity Note") issued hereunder, and TOYOTA MOTOR CREDIT CORPORATION, a California corporation ("TMCC"), as the initial holder of the Revolving Liquidity Note.

                              W I T N E S S E T H:

                  WHEREAS Toyota Auto Receivables 2003-B Owner Trust is issuing the Toyota Auto Receivables 2003-B Owner Trust $556,500,000 1.12% Asset Backed Notes, Class A-1, the Toyota Auto Receivables 2003-B Owner Trust $479,000,000 1.43% Asset Backed Notes Class A-2, the Toyota Auto Receivables 2003-B Owner Trust $554,000,000 Floating Rate Asset Backed Notes, Class A-3 and the Toyota Auto Receivables 2003-B Owner Trust $238,000,000 2.79% Asset Backed Notes Class A-4 (collectively, the "Notes") pursuant to the Indenture dated as of September 1, 2003 (as amended and supplemented from time to time, the "Indenture"), between the Issuer and the Indenture Trustee;

                  WHEREAS the Issuer desires to enter into a credit and liquidity enhancement arrangement that will provide funding for certain required payments of principal and interest on the Notes in the event that Available Collections and any amounts on deposit in the Reserve Account that are available to be paid in respect thereof to Noteholders on any Payment Date are insufficient to fund such payments;

                  WHEREAS TMCC is willing to provide such credit and liquidity enhancement on the terms described herein against delivery to it of the Revolving Liquidity Note evidencing the obligation of the Issuer to repay amounts so funded on the terms set forth herein and in the Revolving Liquidity Note;

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:


                                   Article I
                                   Definitions
                                   -----------

                  Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Sale and Servicing Agreement dated as of September 1, 2003, among the Issuer, TMCC, as servicer, and TAFR LLC, as seller (the "Sale and Servicing Agreement").

                                   Article II
                  Funding by Holder of Revolving Liquidity Note
                  ---------------------------------------------

         Section 2.1. General Funding Obligation. Pursuant to Section 5.06(b) of the Sale and Servicing Agreement, on each Determination Date, the Servicer shall calculate the amount, if any, by which the amounts to be distributed in respect of interest on or principal of the Notes pursuant to Sections 5.06(c)(ii) and
(iii) or 5.06(d)(ii) or (iii) of the Sale and Servicing Agreement exceed the amount of Available Collections that will be available to make such payments and will determine whether amounts on deposit in the Reserve Account, if any, that are available therefor will be sufficient to fund such payments on the related Payment Date. If, in accordance with the Sale and Servicing Agreement, the Servicer notifies the Indenture Trustee on behalf of the Issuer that it has determined that Available Collections and amounts on deposit in the Reserve Account that will be available to make such payments will be insufficient therefor, then the Indenture Trustee on behalf of the Issuer will have the right to request the holder of the Revolving Liquidity Note (the "Holder") to fund such shortfall (such request, or any request for funding described in Section
2.2 hereof, a "Draw"); provided that the Holder will not be obligated to fund any such shortfall to the extent that the aggregate of the amounts funded by it hereunder and not previously repaid equals or exceeds $9,420,193 (the parties hereto agreeing that interest accrued on the Revolving Liquidity Note as described herein will not be considered an amount funded by the Holder for purposes of such calculation). The "Undrawn Amount" of the Revolving Liquidity
Note is an amount equal to $9,420,193 less an amount equal to the aggregate of all amounts funded pursuant to any previous Draw Requests (as defined in Section 2.3) that have not yet been repaid pursuant to Section 2.4 (the parties hereto agreeing that interest accrued on the Revolving Liquidity Note as described herein will not be considered an amount funded by the Holder for purposes of such calculation, and any amount paid in respect of such accrued interest will not be considered to increase the Undrawn Amount).

         Section 2.2. Additional Funding Obligations. If at any time prior to the Final Payment Date either (i) the short-term unsecured debt rating of TMCC falls below P-1 by Moody's Investors Service ("Moody's) or A-1+ by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") (or in either case, such lower ratings as may be permitted by Moody's and S&P), or (ii) the Holder fails to fund the amount specified in any Draw Request prepared and submitted to the Holder in accordance with Sections 2.1 and 2.3 of this Agreement, then the Indenture Trustee on behalf of the Issuer will have the right to request that the entire Undrawn Amount of the Revolving Liquidity Note be funded. To the extent the entire Undrawn Amount is fully funded pursuant to this Section 2.2, the Undrawn Amount shall be reduced to zero and shall no longer be subject to draws.

         Section 2.3. Draw Mechanics. Not fewer than two Business Days prior to the relevant Payment Date, in the case of a Draw described in Section 2.1, and on any Business Day, in the case of a Draw described in Section 2.2, the Issuer, by action of the Indenture Trustee or of the Administrator on behalf of the Indenture Trustee (following the assignment of this Agreement to the Indenture Trustee pursuant to Section 2.5 and until the Indenture terminates in accordance with its provisions), may deliver a written request (each such request, a "Draw Request") for funds in the amount of the shortfall described in Section 2.1 or the entire Undrawn Amount in the case of a Draw pursuant to Section 2.2. Any such Draw Request may be delivered by facsimile transmission and hard copy to: Toyota Motor Credit Corporation,
(310) 468-5715, Attn: Treasury Department, Re: Toyota Auto Receivables 2003-B Owner Trust Revolving Liquidity Note Draw Request. Not later than 2:00 p.m. on the Business Day following delivery of any Draw Request, the Holder will fund the indicated draw by wire transfer of immediately available funds to the following account:


                              The Bank of New York
                                ABA: 021-000-018
                                    Acct No.:
                   Acct Name: Toyota 2003-B Collection Account
                            For further credit: TAS #
                         Attn: John Bobko (212) 815-4389

         Section 2.4. Repayment of Funded Draws. Subject to the following sentences, the Issuer is obligated to repay all funded Draws together with interest accrued on the daily outstanding balance of all funded Draws from the date made until the date all funded Draws are repaid at 3.06% per annum, calculated daily on the basis of a year of 365 or 366 days, as applicable. The parties hereto (and the assignees and third-party beneficiaries hereof, by accepting the assignment of this Agreement as contemplated in Section 2.5 hereof) agree that Draws will be repaid in part or in whole on any each succeeding Payment Date on which amounts are available therefor in accordance with the provisions of Section 5.06(c)(v) or 5.06(d)(iv) of the Sale and Servicing Agreement, and interest accrued on the daily outstanding amount of funded Draws will be payable on and after the Payment Date on which all funded Draws are repaid and on which amounts are available therefore in accordance with the provisions of Section 5.06(c)(vi) or 5.06(d)(v) of the Sale and Servicing Agreement. Payments to the Holder in respect of funded Draws or accrued interest will be made either by (i) netting by TMCC of amounts that would be repayable on any Payment Date to the extent amounts would be available therefor in accordance with the provisions of Section 5.06(c)(v) and (vi) or 5.06(d)(iv) and (v) of the Sale and Servicing Agreement against amounts it is otherwise required to deposit into the Collection Account in its capacity as Servicer in accordance with
Section 5.04(f) of the Sale and Servicing Agreement, or by wire transfer of immediately available funds to the following account:

                      Bank of America, Concord, California
                               ABA No. 121-000-358
                               A/C No. 12351-07564
                       A/C Toyota Motor Credit Corporation

         Notwithstanding the foregoing, if following liquidation of the Owner Trust Estate pursuant to Article IX of the Indenture the Trust has insufficient funds to make required payments to the Holder of the Revolving Liquidity Note pursuant to Article V of the Sale and Servicing Agreement, then all amounts due under the Revolving Liquidity Note will be deemed to have been paid in full and this Agreement shall terminate with no further payment owing from the Trust.

         Section 2.5. Assignment; Third Party Beneficiaries. The parties hereto acknowledge and agree that the right to receive amounts funded by the Holder under the Revolving Liquidity Note and all other rights of the Issuer under this Agreement will be assigned by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders, and that the Indenture Trustee, on behalf of the Noteholders, and such Noteholders, are intended to be third-party beneficiaries of this Agreement from and after such assignment and until the Indenture is terminated in accordance with its terms. In addition, the Holder expressly acknowledges that, pursuant to the Indenture, the Indenture Trustee will exercise its right to request funds hereunder in every circumstance when such request may be made in accordance with the terms of this Agreement. Nothing in this Agreement or in the Revolving Liquidity Note, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement or the Revolving Liquidity Note, or any covenants, conditions or provisions contained herein or therein.

                                  Article III
                            Revolving Liquidity Note
                            ------------------------

         Section 3.1. Issuance of Revolving Liquidity Note. On the date hereof, the Issuer will execute and deliver to the Holder, and the Owner Trustee will authenticate, a physical certificate evidencing the Revolving Liquidity Note, substantially in the form of Exhibit A hereto. Each Revolving Liquidity Note issued hereunder will evidence the repayment obligations of the Issuer set forth in Section 2.4 hereof and the funding obligations of the Holder thereof set forth in Section 2.1 and 2.2 hereof, and will be dated the date of its issuance.

         Section 3.2. Terms. Upon issuance, the Undrawn Amount of the Revolving Liquidity Note shall be $9,420,193. The Undrawn Amount will be reduced by the amount of each Draw funded by the Holder, and increased by amounts repaid to the Holder pursuant to Section 2.4 up to a maximum of $9,420,193, excluding interest paid on the Revolving Liquidity Note. Interest will accrue on the average daily outstanding excess of $9,420,193 over the Undrawn Amount from and including the date of any Draw to but excluding the date on which the Undrawn Amount is reduced to zero. Although the Revolving Liquidity Note is secured by the Owner Trust Estate, all payments in respect of funded Draws and interest accrued thereon shall be fully subordinated to required payments to the Noteholders and to required deposits into the Reserve Account as set forth in the Sale and Servicing Agreement.

         Section 3.3. Transfer. Prior to the termination of the Indenture, the Holder may not transfer, assign or convey the Revolving Liquidity Note or this Agreement unless: (i) the purported transferee, assignee or recipient of such conveyance has executed a written agreement to be bound by all of the terms and provisions of this Agreement; (ii) such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder; and (iii) the Indenture Trustee (x) has received a letter from S&P to the effect that S&P will not qualify, reduce or withdraw the rating it has currently assigned to any Class of Notes as a result of such transfer, assignment or conveyance and (y) has provided Moody's with 10 days prior written notice of such intended transfer, assignment or conveyance and Moody's shall not have notified the Indenture Trustee that such transfer, assignment or conveyance might or would result in the qualification, reduction or withdrawal of the rating it has currently assigned to any Class of Notes. The Revolving Liquidity Note may not be transferred, assigned or conveyed in part; any transfer, conveyance or assignment must be in respect of 100% of the Revolving Liquidity Note. The Issuer (or the Administrator on behalf of the Issuer) will maintain a register in which it will record the name and contact information for each Holder. No transfer, assignment or conveyance of the Revolving Liquidity Note will be effective prior to notice to the Issuer and the Indenture Trustee and recordation by the Issuer (or the Administrator on behalf of the Issuer) thereof in such register.

         Section 3.4. No Set-Off. Without affecting the provisions of this Agreement requiring the calculation of payment amounts, all payments under this Agreement will be made without set-off or counterclaims against payments to or from the Swap Counterparty under the Interest Rate Swap Agreement or other Basic Documents or payments owing to the Servicer under the Basic Documents, and the parties hereto waive any right of set-off or counterclaim that any such party may have at law or equity.

                                   Article IV
                            Miscellaneous Provisions
                            ------------------------

         Section 4.1. Fees and Expenses. No party shall receive fees or expenses in connection with this Agreement.

         Section 4.2. Assignment by Issuer. The Holder hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer to and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee.

         Section 4.3. Amendment. Prior to the termination of the Indenture, this Agreement may be amended by the Issuer and the Holder, with the consent of the Indenture Trustee, but without the consent of any of the Noteholders or the Certificateholder, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholder; provided, however, that (i) such action shall not, as evidenced by an Opinion of Counsel delivered to the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder, and (ii) the Indenture Trustee (x) has received a letter from S&P to the effect that S&P will not qualify, reduce or withdraw the rating it has currently assigned to any Class of Notes as a result of such amendment and (y) has provided Moody's with 10 days prior written notice of such amendment and Moody's shall not have notified the Indenture Trustee that such amendment might or would result in the qualification, reduction or withdrawal of the rating it has currently assigned to any Class of Notes. After the termination of the Indenture, this Agreement may be amended in writing by the Issuer and the Holder without notice to or consent of any other Person.

         Section 4.4. Notices. All demands, notices, communications and instructions upon or to the Issuer, the initial Holder, the Owner Trustee, the Indenture Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the initial Holder, to Toyota Motor Credit Corporation, 19001 S. Western Avenue, Torrance, California 90509, Attention: Treasury Department, (310) 468-4001, (b) in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office (as defined in the Trust Agreement), with a copy to 400 N. Michigan Avenue, 2nd Floor, Chicago, Illinois 60611, (c) in the case of the Indenture Trustee, at the Corporate Trust Office specified in the Indenture, (d) in the case of Moody's, to Moody's Investors Service, ABS Monitoring Department, 99 Church Street, New York, New York 10007, (f) in the case of S&P, to Standard & Poor's, a division of The McGraw-Hill Companies Inc., 55 Water Street, New York, New York 10041, Attention of Asset Backed Surveillance Department; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

         Section 4.5. Holder's Nonpetition Covenant.

         Notwithstanding any prior termination of this Agreement, the Holder will not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer or Seller, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or Seller under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or Seller or any substantial part of the property of either of them, or ordering the winding up or liquidation of the affairs of the Issuer or Seller.

         Section 4.6. No Proceedings. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to the Holder's knowledge, threatened, against or affecting the
Holder: (i) asserting the invalidity of this Agreement or the Revolving Liquidity Note, (ii) seeking to prevent the issuance of the Revolving Liquidity Note or the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Holder of its obligations under, or the validity or enforceability of, this Agreement, or (iv) relating to the Holder and which might adversely affect the federal income tax attributes of the Issuer or the Revolving Liquidity Note.

         Section 4.7. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 4.8. Termination. This Agreement shall terminate upon the termination of the Amended and Restated Trust Agreement pursuant to Article IX of the Amended and Restated Trust Agreement.

         Section 4.9. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 4.10. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         Section 4.11. Limitation on Liability. Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by U.S. Bank Trust National Association, not in its individual capacity, but solely in its capacity as Owner Trustee on behalf of the Issuer. In no event shall U.S. Bank Trust National Association in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered by the Holder, or prepared by the Holder for delivery by the Owner Trustee on behalf of the Issuer, pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

         Section 4.12. Governing Law. This Agreement shall be construed in accordance with the laws of the State of California, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                [Remainder of this page intentionally left blank]

                  IN WITNESS WHEREOF, the Issuer and the initial Holder have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.



                                          TOYOTA AUTO RECEIVABLES 2003-B OWNER
                                          TRUST, as Issuer

                                          By:     U.S. BANK TRUST NATIONAL
                                                  ASSOCIATION, not in its
                                                  individual capacity but solely
                                                  in its capacity as Owner
                                                  Trustee



                                          By:     /s/  Melissa A. Rosal
                                                 -----------------------------
                                                 Name:  Melissa A. Rosal
                                                 Title: Vice President


                                          TOYOTA MOTOR CREDIT CORPORATION, as
                                          Holder




                                           By:    /s/  George E. Borst
                                                 -----------------------------
                                                 Name:  George E. Borst
                                                 Title: President and Chief
                                                        Executive Officer

                                    EXHIBIT A
                                    ---------

                        FORM OF REVOLVING LIQUIDITY NOTE
                        --------------------------------

THIS REVOLVING LIQUIDITY NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION IN RELIANCE ON EXEMPTIONS PROVIDED BY THE 1933 ACT AND SUCH STATE OR FOREIGN SECURITIES LAWS. NO RESALE OR OTHER TRANSFER OF THIS REVOLVING LIQUIDITY NOTE SHALL BE MADE EXCEPT IN COMPLIANCE WITH SECTION 3.3 OF THE REVOLVING LIQUIDITY NOTE AGREEMENT AND EITHER (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR (ii) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS.

THE PRINCIPAL OF THIS REVOLVING LIQUIDITY NOTE IS PAYABLE SOLELY FROM FUNDS AVAILABLE THEREFOR PURSUANT TO ARTICLE V OF THE SALE AND SERVICING AGREEMENT REFERRED TO HEREIN. THE HOLDER HEREOF IS REQUIRED TO FUND CERTAIN DRAWS REQUESTED BY THE ISSUER HEREOF (OR BY CERTAIN OTHER PERSONS REFERRED TO HEREIN) UP TO A MAXIMUM PRINCIPAL AMOUNT OUTSTANDING AT ANY TIME OF $9,420,193. THE OUTSTANDING PRINCIPAL AMOUNT OF THIS REVOLVING LIQUIDITY NOTE AT ANY TIME MAY BE LESS THAN SUCH MAXIMUM AMOUNT. REPAYMENT OF THE OUTSTANDING PRINCIPAL AMOUNT OF THIS REVOLVING LIQUIDITY NOTE, AND OF INTEREST ACCRUED HEREON, IS SUBJECT TO THE AVAILABILITY OF FUNDS FOR SUCH PURPOSE AS SET FORTH IN ARTICLE V OF THE SALE AND SERVICING AGREEMENT REFERRED TO HEREIN, AND IS FULLY SUBORDINATED TO THE PAYMENT OF INTEREST ON AND PRINCIPAL OF CERTAIN OTHER SECURITIES ISSUED BY THE ISSUER HEREOF AND TO THE DEPOSIT INTO THE RESERVE ACCOUNT REFERRED TO HEREIN OF AMOUNTS REQUIRED TO BE DEPOSITED THEREIN.

THIS REVOLVING LIQUIDITY NOTE IS NOT AN OBLIGATION OF, AND WILL NOT BE INSURED OR GUARANTEED BY, ANY GOVERNMENTAL AGENCY, TOYOTA MOTOR CREDIT CORPORATION, TOYOTA AUTO FINANCE RECEIVALBES LLC, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES.

THIS REVOLVING LIQUIDITY NOTE, OR A BENEFICIAL INTEREST HEREIN, MAY NOT BE TRANSFERRED UNLESS THE TRUSTEE HAS RECEIVED (I) A CERTIFICATE FROM THE TRANSFEREE TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN, TRUST OR ACCOUNT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN DEFINED IN
SECTION 3(32) OF ERISA OR SECTION 414(d) OF THE CODE SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW


                                  Exhibit A-1

WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "BENEFIT PLAN") AND IS NOT AN ENTITY, INCLUDING AN INSURANCE COMPANY SEPARATE ACCOUNT OR AN INSURANCE COMPANY GENERAL ACCOUNT IF THE ASSETS IN ANY SUCH ACCOUNTS CONSTITUTE "PLAN ASSETS" FOR PURPOSES OF REGULATION SECTION 2510.3-101 OF ERISA, WHOSE UNDERLYING ASSETS INCLUDE BENEFIT PLAN ASSETS BY REASON OF A BENEFIT PLAN'S INVESTMENT IN THE ENTITY AND (II) A CERTIFICATE TO THE EFFECT THAT IF THE TRANSFEREE IS A PARTNERSHIP, GRANTOR TRUST OR S CORPORATION FOR FEDERAL INCOME TAX PURPOSES (A "FLOW-THROUGH ENTITY"), ANY REVOLVING LIQUIDITY NOTES OWNED BY SUCH FLOW-THROUGH ENTITY WILL REPRESENT LESS THAN 50% OF THE VALUE OF ALL THE ASSETS OWNED BY SUCH FLOW-THROUGH ENTITY AND NO SPECIAL ALLOCATION OF INCOME, GAIN, LOSS, DEDUCTION OR CREDIT FROM SUCH REVOLVING LIQUIDITY NOTES WILL BE MADE AMONG THE BENEFICIAL OWNERS OF SUCH FLOW-THROUGH ENTITY.

IN ADDITION, NO RESALE OR OTHER TRANSFER OF THIS REVOLVING LIQUIDITY NOTE OR ANY INTEREST THEREIN SHALL BE PERMITTED UNLESS IMMEDIATELY AFTER GIVING EFFECT TO SUCH RESALE OR OTHER TRANSFER, THERE WOULD BE FEWER THAN 100 REVOLVING LIQUIDITY NOTEHOLDERS.



                                  Exhibit A-2

                   TOYOTA AUTO RECEIVABLES OWNER TRUST 2003-B

                            REVOLVING LIQUIDITY NOTE


                                 Representing a
                         Maximum Amount of Funded Draws
                      outstanding at any time not to exceed
                                   $9,420,193

                  This certifies that TOYOTA MOTOR CREDIT CORPORATION (the "Holder") is the registered owner of this Revolving Liquidity Note representing the right to receive the payment of certain Draws funded as described in the Revolving Liquidity Note Agreement (the "Revolving Liquidity Note Agreement") dated as of September 18, 2003, between Toyota Auto Receivables Owner Trust 2003-B, as issuer (the "Issuer") and Toyota Motor Credit Corporation, as initial holder hereof. Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Revolving Liquidity Note Agreement and in the Sale and Servicing Agreement dated as of September 1, 2003, among the Issuer, Toyota Motor Credit Corporation ("TMCC"), as servicer, and TAFR LLC, as seller (the "Sale and Servicing Agreement").

                  This Revolving Liquidity Note represents a 100% undivided interest in the right of the Holder to receive repayment in full of the aggregate amount of funded Draws and interest accrued thereon as and to the extent such amounts are payable in accordance with the Revolving Liquidity Note Agreement. All of the provisions of the Revolving Liquidity Note Agreement and Sale and Servicing Agreement are incorporated by reference and comprise integral parts of this Revolving Liquidity Note. The following summary of certain provisions thereof is not and does not purport to be complete. By its acceptance hereof, the holder of this Revolving Liquidity Note (the "Holder") assents to and is bound by the terms, provisions and conditions of the Revolving Liquidity Note Agreement, including the provisions thereof (i) setting forth the obligation of the Holder of this Revolving Liquidity Note to fund Draws as and when properly requested pursuant to Article II thereof, (ii) specifying that this Revolving Liquidity Note is secured only by certain assets of the Issuer and is payable only from certain collections in respect thereof that are available for such purpose in accordance with the priority of payments set forth in Article V of the Sale and Servicing Agreement, and (iii) specifying that all payments in respect of funded Draws and interest accrued thereon shall be fully subordinated to required payments to the holders of certain other securities issued by the Issuer and to required deposits into a specified reserve account established for the benefit of the holders of such other securities in accordance with the Sale and Servicing Agreement.

                  The "Undrawn Amount" of the Revolving Liquidity Note is an amount equal to $9,420,193 less an amount equal to the aggregate of all amounts funded pursuant to any previous Draw Requests that have not yet been repaid pursuant to Section 2.4 of the Revolving Liquidity Note Agreement, and increased by amounts repaid to the Holder pursuant to Section 2.4 of the Revolving Liquidity Note Agreement up to a maximum of $9,420,193 (interest accrued on the Revolving Liquidity Note not being considered an amount funded by the Holder for purposes of



                                  Exhibit A-3
such calculation, and any amount paid in respect of such accrued interest will not be considered to increase the Undrawn Amount). To the extent the entire Undrawn Amount is fully funded pursuant to Section 2.2 of the Revolving Liquidity Note Agreement, the Undrawn Amount shall be reduced to zero and shall no longer be subject to draws. Interest will accrue on the average daily outstanding excess of $9,420,193 over the Undrawn Amount from and including the date of any Draw to but excluding the date on which the Undrawn Amount is reduced to zero at 3.06% per annum, calculated daily on the basis of a year of 365 or 366 days, as applicable.

         Subject to the more detailed provisions concerning payments to be made to the Holder of the Revolving Liquidity Note set forth in the Revolving Liquidity Note Agreement and the Sale and Servicing Agreement, generally, repayment of Draws previously funded by the (or a) Holder of the Revolving Liquidity Note, and interest accrued thereon as described below, will be made on the 15th day of each calendar month, or if such day is not a Business Day, then on the next succeeding Business Day, to the extent funds are available therefor. Notwithstanding the foregoing, if following liquidation of the Owner Trust Estate pursuant to Article IX of the Indenture the Trust has insufficient funds to make required payments to the Holder of the Revolving Liquidity Note pursuant to Article V of the Sale and Servicing Agreement, then all amounts due under the Revolving Liquidity Note will be deemed to have been paid in full and this Agreement shall terminate with no further payment owing from the Trust.

         Prior to the termination of the Indenture, this Agreement may be amended by the Issuer and the Holder, with the consent of the Indenture Trustee, but without the consent of any of the Noteholders or the Certificateholder, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholder; provided, however, that (i) such action shall not, as evidenced by an Opinion of Counsel delivered to the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder, and (ii) the Indenture Trustee
(x) has received a letter from S&P to the effect that S&P will not qualify, reduce or withdraw the rating it has currently assigned to any Class of Notes as a result of such amendment and (y) has provided Moody's with 10 days prior written notice of such amendment and Moody's shall not have notified the Indenture Trustee that such amendment might or would result in the qualification, reduction or withdrawal of the rating it has currently assigned to any Class of Notes. After the termination of the Indenture, this Agreement may be amended in writing by the Issuer and the Holder without notice to or consent of any other Person.

         Prior to the termination of the Indenture, the Holder may not transfer, assign or convey this Revolving Liquidity Note or the Revolving Liquidity Note Agreement unless: (i) the purported transferee, assignee or recipient of such conveyance has executed a written agreement to be bound by all of the terms and provisions of the Revolving Liquidity Note Agreement; (ii) such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder; and (iii) the Indenture Trustee (x) has received a letter from S&P to the effect that S&P will not qualify, reduce or withdraw the rating it has currently assigned to any Class of Notes as a result of such transfer, assignment or conveyance and (y) has provided Moody's with


                                  Exhibit A-4

10 days prior written notice of such intended transfer, assignment or conveyance and Moody's shall not have notified the Indenture Trustee that such transfer, assignment or conveyance might or would result in the qualification, reduction or withdrawal of the rating it has currently assigned to any Class of Notes. The Revolving Liquidity Note may not be transferred, assigned or conveyed in part; any transfer, conveyance or assignment must be in respect of 100% of this Revolving Liquidity Note. The Issuer (or the Administrator on behalf of the Issuer) will maintain a register in which it will record the name and contact information for each Holder. No transfer, assignment or conveyance of this Revolving Liquidity Note will be effective prior to notice to the Issuer and the Indenture Trustee and recordation by the Issuer (or the Administrator on behalf of the Issuer) thereof in such register.

         No recourse may be taken, directly or indirectly, with respect to the obligations of the Holder of this Revolving Liquidity Note under the Revolving Liquidity Note Agreement or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any Certificateholder or other owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any Certificateholder or other owner of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee, in their capacities as such, have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

         By its acceptance of this Revolving Liquidity Note, the Holder agrees that it will not, prior to the date which is one year and one day after the termination of the Revolving Liquidity Note Agreement with respect to the Issuer or Seller, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or Seller under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or Seller or any substantial part of the property of either of them, or ordering the winding up or liquidation of the affairs of the Issuer or Seller.

         THIS REVOLVING LIQUIDITY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.




                                  Exhibit A-5

                  IN WITNESS WHEREOF, the Issuer has caused this Revolving Liquidity Note to be duly executed.

                                        TOYOTA AUTO RECEIVABLES 2003-B OWNER
                                        TRUST, as Issuer

                                        By:  U.S. BANK TRUST NATIONAL
                                             ASSOCIATION, not in its individual
                                             capacity but solely in its capacity
                                             as Owner Trustee


                                        By:
                                            ---------------------------------
                                            Name:
                                            Title:
Dated:  September __, 2003













                                  Exhibit A-6

                                    EXHIBIT B
                                    ---------

                  FORM OF REVOLVING LIQUIDITY NOTE DRAW REQUEST
                  ---------------------------------------------

                   Toyota Auto Receivables 2003-B Owner Trust
                            c/o The Bank of New York
                            5 Penn Plaza, 16th Floor
                            New York, New York 10001


Toyota Motor Credit Corporation
19001 South Western Avenue
Torrance, California  90509
Attn: Treasury Department
Facsimile: (310) 468-5715

                           Re: Toyota Auto Receivables 2003-B Owner Trust Revolving Liquidity Note Draw Request

Ladies and Gentlemen:

         This notice confirms the Issuer's request for a draw on the Revolving Liquidity Note pursuant to Section [2.1] [2.2] of the Revolving Liquidity Note Agreement in the principal amount of $_________. Please advance the requested drawn amount as set forth in Section 2.3 of the Revolving Liquidity Note Agreement.

         Please acknowledge receipt of this notice by executing below and returning to the above-listed address.

                                             Very truly yours,


                                             [Administrator] [Indenture Trustee]


                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

         ACKNOWLEDGED:

         Toyota Motor Credit Corporation


         By:
             --------------------------------
                Name:
                Title:


                                  Exhibit B-1